Exhibit 99.1

Contact:
Jay Roberts	Sandra Taylor, Ph.D.
Chief Financial Officer	Vice President of Marketing, Daou
610.594.2700	610.594.2700
ir@daou.com	sandra.taylor@daou.com

Daou Systems, Inc. Announces First Quarter 2005 Financial Results

EXTON, Pa. — (May 6, 2005) — Daou Systems, Inc. (OTC Bulletin Board: DAOU) today reported financial results for the first quarter ended March 31, 2005. For the first quarter, Daou reported a net loss available to common stockholders of $576,000, or ($0.03) per basic and diluted share, on net revenue of $6,273,000. This compares to a net loss available to common stockholders of $1,275,000, or ($0.06) per basic and diluted share, on net revenue of $8,838,000 for the first quarter of 2004.

First quarter 2005 revenue increased by $278,000, or 5%, compared to fourth quarter 2004; however, compared to the first quarter 2004, net revenue was down $2,565,000, or 29%. Revenue declines for the first quarter 2005, when compared to first quarter 2004 results, were attributed to previously reported revenue declines from discontinuing support center management services in February 2004, completing a large network upgrade project in March 2004, and declining demand for application implementation services in 2004.

Gross margin (which the Company defines as gross profit adjusted to exclude out of pocket reimbursable expenses, as a percentage of net revenue) was 27% in the first quarter of 2005, compared to 19% in the first quarter of 2004. The increase in gross margin was a result of higher revenue and improved utilization of professional staff providing integration services for government healthcare customers and proportionately lower direct costs on lower revenue of application services in the payer business; partially offset by lower revenue in our provider business as we launched our new Mobile Health Solution strategy in the first quarter of 2005.

“Our overall financial performance in this quarter was positively impacted by improved utilization in our government and payer businesses, offset by our continued financial outlay in the initial marketing of our new Mobile Health Solution offering”, stated Vincent K. Roach, Daou’s President and Chief Executive Officer. “We will keep our emphasis on improving sales execution and cost containment efforts to enhance revenue and operating results, while we work hard to build momentum with the new services we have established in 2005”, said Roach.

I.	About Daou

Daou Systems, Inc. (OTCBB: DAOU) provides expert consulting and management services to healthcare organizations in the design, deployment, integration, and support of application systems and IT infrastructure. Daou has provided services to more than 1,600 healthcare organizations, including leading private and public hospitals, managed care organizations on both the payer and provider sides of the market, as well as integrated healthcare delivery networks (IDNs) and some of the nation’s largest government healthcare entities. Daou Systems, Inc. is a publicly traded company listed on the OTC Bulletin Board under the stock symbol DAOU.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are only predictions and actual events or results may differ materially. Forward-looking statements usually contain the word “estimate,” “anticipate,” “hope,” “believe,” “think,” “expect,” “intend,” “plan” or similar expressions. The forward-looking statements included herein are based on current expectations and certain assumptions and entail various risks and uncertainties, including risks and uncertainties relating to: the Company’s ability to achieve a successful sales program and to obtain new customer contracts; the long sales cycle in obtaining new customers and larger contracts; industry spending patterns and market conditions, including seasonal trends; the reduction in size, delay in commencement or loss or termination of one or more significant projects; the management of the Company’s operations; management of future growth; the Company’s ability to continually offer services and products that meet its customers’ demands, as new technologies or industry standards could render its services obsolete or unmarketable; the ability of the company to successfully execute strategies for realizing shareholder value; and the effects of healthcare industry consolidation and changes in the healthcare regulatory environment on existing customer contracts. These uncertainties and risk factors, as well as the matters set forth in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and its other SEC filings, could cause actual results to differ materially from those indicated by these forward-looking statements. These forward-looking statements reflect management’s opinion only as of the date of this press release and the Company assumes no obligation to update or publicly announce revisions to any such statements to reflect future events or developments.

Daou Systems, Inc.

Statements of Operations

(in thousands except for per share data)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenue before reimbursements (net revenue)	$6,273	$8,838
Out-of-pocket reimbursements	187	709

Total revenue	6,460	9,547

Cost of revenue before reimbursable expenses	4,606	7,122
Out-of-pocket reimbursable expenses	187	709

Total cost of revenue	4,793	7,831

Gross profit	1,667	1,716

Operating expenses:
Sales and marketing	614	1,157
General and administrative	1,326	1,513

	1,940	2,670

Loss from operations	(273)	(954)
Other income, net	140	43

Loss before income taxes	(133)	(911)
Provision for income taxes	—	—

Net loss	(133)	(911)
Accrued dividends on preferred stock	(443)	(364)

Net loss available to common stockholders	$(576)	$(1,275)

Loss per common share:
Basic	$(0.03)	$(0.06)

Diluted	$(0.03)	$(0.06)

Shares used in computing loss per common share
Basic	21,815	21,337

Diluted	21,815	21,337

Daou Systems, Inc.

Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2005	December 31, 2004
Current assets:
Cash and cash equivalents	$4,216	$5,932
Short-term investments	5,134	5,137
Accounts receivable, net	6,882	5,218
Contract work in progress	565	190
Other current assets	416	571

Total current assets	17,213	17,048

Equipment, furniture and fixtures, net	860	885
Other assets	677	747

	$18,750	$18,680

Current liabilities:
Accounts payable and other accrued liabilities	$1,418	$1,708
Accrued salaries and benefits	1,205	1,814
Deferred revenue	1,663	489

Total current liabilities	4,286	4,011

Long-term liabilities	368	394

Stockholders’ equity	14,096	14,275

	$18,750	$18,680

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